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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                   Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) December 21, 1995


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                         KEY PRODUCTION COMPANY, INC.


                        Commission file number 0-17162


A Delaware Corporation                               IRS Employer No. 84-1089744



                        One Norwest Center, 20th Floor
                              1700 Lincoln Street
                             Denver, CO 80203-4520
                       Telephone Number   (303) 837-0779


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Item 5. Other Events.
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        On December 21, 1995, the Registrant issued the following press release:

        FOR IMMEDIATE RELEASE                  KEY CONTACT:  MONROE W. ROBERTSON
        THURSDAY, DECEMBER 21, 1995                       (303) 837-0779
                                               BROCK CONTACT:  KEN STUCKE
                                                         (504) 586-1815

                KEY AND BROCK ANNOUNCE MERGER AGREEMENT

        Denver, CO -- Key Production Company, Inc. (NASDAQ: KPCI) and Brock Exploration Corporation (AMEX: BKE) announced today that they have entered into a definitive merger agreement that would combine the two companies. The merger will be structured as a tax-free exchange with each Brock stockholder receiving one share of Key stock for each 1.45 Brock shares held.

        Key reported that it intends to open a regional office in New Orleans with some of the former Brock employees. Mick Merelli, Chairman of Key, and Lawrence Brock, Chairman of Brock, said they believe that the combined companies will enjoy increased economies of scale and be stronger than either one was alone.

        The merger is subject to approval by the stockholders of both Key and Brock and certain other conditions. The necessary filing with the SEC of Key's registration statement covering the Key shares to be issued in the merger will now be made as soon as practicable. Both Key and Brock anticipate submitting the merger to their respective stockholders for approval at special meetings in February 1996. Subject to stockholder approval and the other conditions, it is anticipated that the transaction will be consummated in the spring of next year.

        Key Production Company, Inc. is an independent natural gas and oil exploration and production company.

        Brock Exploration Company is an independent natural gas and oil exploration and production company.


Item 7. Financial Statements and Exhibits
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        (a)  Not applicable.

        (b)  Not applicable.

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        (c)  Exhibits

             Exhibit No.  Description
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                99.1      Agreement and Plan of Merger dated as of December 21,
                          1995 among Key Production Company, Inc., Key
                          Acquisition One, Inc. and Brock Exploration
                          Corporation.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         KEY PRODUCTION COMPANY, INC.



Date: January  3, 1996                   By: /s/ Monroe W. Robertson
                                             ------------------------
                                             Monroe W. Robertson
                                             Senior Vice President

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